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                                                                    EXHIBIT 10.7

                              MANAGEMENT AGREEMENT

            This Agreement is made as of this 29th day of April, 1999, among Consolidated Container Holdings LLC, a Delaware limited liability company ("Holdings"), Consolidated Container Company LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings (the "Company"), and Vestar Capital Partners, a New York general partnership ("Vestar").

            WHEREAS, Vestar, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, investment, acquisitions and other matters relating to the business of Holdings and the Company and their subsidiaries; and

            WHEREAS, Holdings and the Company desire to avail themselves, for the term of this Agreement, of the expertise of Vestar in the aforesaid areas, in which they acknowledge the expertise of Vestar.

            NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

            1. Appointment. Holdings and the Company hereby appoint Vestar to render the advisory and consulting services described in Paragraph 2 hereof commencing upon the effective time (the "Effective Time") of the transactions provided for in the Contribution and Merger Agreement, dated as of April 29, 1999 (the "Merger Agreement"), among Suiza Foods Corporation, Holdings, the Company, Franklin Plastics, Inc., the Suiza Companies identified therein, Vestar Packaging LLC, Reid Plastics Holdings, Inc. and the Reid Companies identified therein.

            2. Services. Vestar hereby agrees that commencing upon the Effective Time it shall render to Holdings and the Company (and their subsidiaries) by and through such of Vestar's officers, employees, agents, representatives and affiliates as Vestar, in its sole discretion, shall designate from time to time, advisory and consulting services in relation to the affairs of Holdings and the Company (and their subsidiaries) in connection with strategic financial planning, and other services not referred to in the next sentence, including, without limitation, advisory and consulting services in relation to the selection, supervision and retention of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants. It is expressly agreed that the services to be performed hereunder shall not include (x) investment banking or other financial advisory services rendered by any of Vestar and its affiliates to any of Holdings and the Company (and their subsidiaries) after the Effective Time in connection with acquisitions, divestitures, refinancings, restructurings and similar transactions by any of Holdings and the Company (and their subsidiaries) or (y) full or part-time employment by any of Holdings and the Company (and their subsidiaries) of any employee or partner of any of

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Vestar and its affiliates, in each case, for which Vestar and its affiliates shall be entitled to receive additional compensation.

            3. Fees. (a) In consideration of the services contemplated by Paragraph 2, subject to the provisions of Paragraph 6, Holdings and the Company and their successors hereby, jointly and severally, agree to pay to Vestar an aggregate per annum advisory fee (the "Fee") equal to the greater of (i) $500,000 and (ii) an amount per annum equal to 0.42% of the prior year's EBITDA (as defined below), commencing at the Effective Time. The Fee shall be payable semi-annually in advance on June 30 and December 31 of each year (based on clause (i) above in 1999 and thereafter based on the greater of clause (i) above and 0.42% of the prior year's EBITDA), with an adjustment of the Fee for any fiscal year payable promptly following the determination of EBITDA for such fiscal year or on termination of this Agreement. The semi-annual Fee payments shall be non-refundable (except for any adjustment as described above). For the purposes of this Agreement, the term "EBITDA" shall mean, for any period, the sum, for Holdings and the Company and their subsidiaries on a consolidated basis, without duplication in accordance with generally accepted accounting principles, of the following: (i) net income (before giving effect to the payment of the Fee), plus (ii) income taxes, interest expense, depreciation and amortization, to the extent deducted in calculating net income, plus (iii) any Unusual Items (as defined below) of loss included in calculating net income, minus (iv) any Unusual Items of income included in calculating net income, as reflected in or determined from the consolidated audited financial statements of Holdings and the Company and their subsidiaries. For the purposes of this Agreement, the term "Unusual Items" of income or loss shall mean any extraordinary items of income or loss, any nonoperating gains or losses resulting from the sale of assets, any merger or acquisition expenses and any restructuring charges, all as reflected in or determined from the consolidated audited financial statements of Holdings and the Company and their subsidiaries.

                  (b) Holdings and the Company and their successors also agree, jointly and severally, to pay Vestar at the Effective Time a transaction fee equal to $5 million plus all of its Out-of-Pocket Expenses (as defined in Section 4) incurred by Vestar and it affiliates prior to the Effective Time for services rendered by Vestar in connection with the consummation of the Offer and the Merger referred to in the Merger Agreement.

            4. Reimbursements. In addition to the Fee, Holdings and the Company and their successors hereby agree, jointly and severally, at the direction of Vestar, to pay directly or reimburse Vestar for its reasonable Out-of-Pocket Expenses incurred after the Effective Time in connection with the services provided for in Paragraph 2 hereof. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the amounts paid by or on behalf of Vestar in connection with the services contemplated hereby, including reasonable (i) fees and disbursements of any independent professionals and organizations, including independent auditors and outside legal counsel, investment bankers or other financial advisors or consultants, (ii) costs of any outside services or independent contractors, such as financial printers, couriers, business publications or similar services and (iii) transportation, per diem, telephone calls, word processing and any similar expenses. All reimbursements for Out-of-Pocket Expenses shall be

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made promptly upon or as soon as practicable after presentation by Vestar of the statement in connection therewith.

            5. Indemnification. Holdings and the Company and their successors hereby agree, jointly and severally, to indemnify and hold harmless Vestar and its affiliates and their respective parties, officers, directors, employees, agents, representatives, stockholders and partners (each being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities of whatever kind or nature, joint or several, absolute, contingent or consequential, to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the services contemplated by this Agreement or the engagement of Vestar pursuant to, and the performance by Vestar of the services contemplated by, this Agreement. Holdings and the Company and their successors hereby agree, jointly and severally, to reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto. None of Holdings or the Company or their successors will be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of Vestar.

            6. Term. This Agreement shall be in effect on the date hereof and continue until the earlier of (i) such time as Vestar Packaging LLC, Vestar Capital Partners III, L.P., a Delaware limited partnership, the members thereof, the partners therein and the respective affiliates thereof, hold, in the aggregate, less than 25% of the Units (including Converted Units (as defined in Holdings' Limited Liability Company Agreement)) and (ii) the consummation of an Initial Public Offering (as defined in Holdings' Limited Liability Company Agreement). The provisions of Paragraphs 4, 5, 7 and 8 and the obligations of Holdings and the Company to pay Fees accrued during the term of this Agreement pursuant to Section 3 shall survive the termination of this Agreement.

            7. Permissible Activities. Subject to all applicable provisions of New York law that impose fiduciary duties upon Vestar or its partners or affiliates, and subject to its duties under Holdings' Limited Liability Company Agreement, nothing herein shall in any way preclude Vestar or its partners, officers, employees or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by Holdings and the Company and their subsidiaries.

            8. General. (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement and then

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such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

If to Vestar:           Vestar Capital Partners
                        Seventeenth Street Plaza
                        1225 17th Street, Suite 1660
                        Denver, Colorado 80202
                        Attention: James P. Kelley

If to Holdings or the Company:
                        In care of Consolidated Container Company LLC 2515 McKinney Avenue
                        Suite 1200
                        Dallas, Texas 75201
                        Attention: William Estes

In any case,
with a copy to:   Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Attention: Peter J. Gordon

                  (c) This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

                  (d) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. This Agreement shall inure to the benefit of, and be binding upon, Vestar, the Indemnified Parties, Holdings, the Company and their respective successors and assigns.

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                  (e) This Agreement may be executed in two or more
counterparts, and by different parties on separate counterparts, each set of counterparts showing execution by all parties shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (f) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

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            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

                                   VESTAR CAPITAL PARTNERS

                                   By its General Partner: Vestar
                                      Management Corporation II


                                   By: /s/ James P. Kelley
                                       ---------------------------------------
                                       Name: James P. Kelley
                                       Title: Managing Director


                                   CONSOLIDATED CONTAINER HOLDINGS LLC


                                   By: /s/ Steven M. Silver
                                       ---------------------------------------
                                       Name: Steven M. Silver
                                       Title: Vice President


                                   CONSOLIDATED CONTAINER COMPANY LLC


                                   By: /s/ Steven M. Silver
                                       ---------------------------------------
                                       Name: Steven M. Silver
                                       Title: Vice President